Exhibit 99.1

Intellicheck Announces Third Quarter Fiscal 2020 Financial Results

MELVILLE, NY – November 4, 2020 — Intellicheck, Inc. (Nasdaq: IDN), an industry leader in identification authentication solutions, today announced its financial results for the third quarter ended September 30, 2020. Total revenue for the third quarter ended September 30, 2020 grew 40% to $2,699,000 versus $1,930,000 in the prior year comparable period. SaaS revenue for the third quarter grew 57% and totaled $2,451,000 versus $1,564,000 in the prior year comparable period and grew 47% sequentially over the second quarter of 2020.

CEO Bryan Lewis noted that the quarter featured continued growth in expanded client usage of the Company’s technology solutions, new client onboarding and the successful “go live” of some significant clients despite the COVID 19 pandemic.

Lewis said he remains cautiously optimistic even as the pandemic continues to have nationwide repercussions, “The proven effectiveness of our multi-point identification authentication system, which does not require additional hardware, is a competitive advantage that we share with our clients who can quickly and without friction make better-informed decisions that will have a direct impact on their bottom line.”

Lewis concluded, “As online shopping continues with unprecedented growth, we believe that we are in an excellent position to be a dominating force in the person-not-present space much as we are in the on-premises or person-present space because the first step is the most important –authentication. You must be certain the ID is authentic. It is our belief – and our clients tell us – no competitor can provide the certainty that we do.”

Gross profit as a percentage of revenues was 89.1% for the three months ended September 30, 2020 versus 86.6% in the prior year comparable period. The increase in gross margin was driven by the sales mix.

Net income for the three months ended September 30, 2020 was $32,000 or $0.00 per diluted share versus a net loss of ($568,000) or ($0.04) per diluted share for the comparable prior year period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was $169,000 for the third quarter of 2020 as compared to a loss of ($457,000) in the prior year comparable period. A reconciliation of adjusted EBITDA to net income (loss) is provided elsewhere in this release.

Cash at September 30, 2020 totaled $12.8 million and stockholders’ equity totaled $20.8 million at the end of the period.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck files its Form 10-Q for the third quarter ended September 30, 2020.

Conference Call Information

The Company will hold an earnings conference call today, November 4, at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13711158. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13711158. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until November 18, 2020.

INTELLICHECK, INC.

BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$12,812,322	$3,350,853
Accounts receivable, net of allowance of $18,750 and $42,055 at September 30, 2020 and December 31, 2019, respectively	1,739,122	1,674,894
Other current assets	525,215	354,349
Total current assets	15,076,659	5,380,096

PROPERTY AND EQUIPMENT, net	156,508	181,731
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	508,836	174,237
OPERATING LEASE RIGHT-OF-USE ASSET	61,859	151,668
OTHER ASSETS	-	7,778
Total assets	$23,905,523	$13,997,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$117,483	$95,388
Accrued expenses	1,666,504	1,408,086
Note payable, current portion	44,467	-
Operating lease liability, current portion	64,835	125,851
Deferred revenue, current portion	446,411	572,391
Total current liabilities	2,339,700	2,201,716

OTHER LIABILITIES:
Deferred revenue, long-term portion	10,522	13,322
Note payable, long-term portion	761,633	-
Operating lease liability, long-term portion	-	32,620
Total liabilities	3,111,855	2,247,658

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 18,390,229 and 16,041,650 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	18,390	16,042
Additional paid-in capital	138,411,649	128,668,583
Accumulated deficit	(117,636,371)	(116,935,112)
Total stockholders’ equity	20,793,668	11,749,513

Total liabilities and stockholders’ equity	$23,905,523	$13,997,171

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

REVENUES	$2,698,975	$1,930,201	$7,656,442	$4,767,186
COST OF REVENUES	(293,699)	(259,053)	(1,196,528)	(670,338)
Gross profit	2,405,276	1,671,148	6,459,914	4,096,848

OPERATING EXPENSES
Selling, general and administrative	1,472,094	1,267,425	4,341,985	4,140,503
Research and development	907,763	984,247	2,837,374	2,675,621
Total operating expenses	2,379,857	2,251,672	7,179,359	6,816,124

Income (loss) from operations	25,419	(580,524)	(719,445)	(2,719,276)

OTHER INCOME
Interest and other income	6,993	12,294	18,186	64,378

Net income (loss)	$32,412	$(568,230)	$(701,259)	$(2,654,898)

PER SHARE INFORMATION
Income (Loss) per common share -
Basic	$0.00	$(0.04)	$(0.04)	$(0.17)
Diluted	$0.00	$(0.04)	$(0.04)	$(0.17)

Weighted average common shares used in computing per share amounts -
Basic	18,336,107	15,864,004	16,960,770	15,749,312
Diluted	18,764,994	15,864,004	16,960,770	15,749,312

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Three months ended September 30, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, June 30, 2020	18,028,282	$18,028	$139,715,197	$(117,668,783)	$22,064,442

Stock-based compensation expense	-	-	97,157	-	97,157
Exercise of stock options, net of cashless exercise of 82,161 shares	527,214	527	28,823	-	29,350
Exercise of warrants	750	1	1,649	-	1,650
Issuance of shares for restricted stock grants	7,284	7	(7)	-	-
Settlement of executive bonuses with issuance of restricted stock units	5,531	6	31,245	-	31,251
Shares forfeited in exchange for withholding taxes	(178,832)	(179)	(1,462,415)	-	(1,462,594)
Net income	-	-	-	32,412	32,412
BALANCE, September 30, 2020	18,390,229	$18,390	$138,411,649	$(117,636,371)	$20,793,668

	Three months ended September 30, 2019
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, June 30, 2019	15,791,629	$15,792	$128,000,628	$(116,473,069)	$11,543,351

Stock-based compensation expense	-	-	71,043	-	71,043
Exercise of warrants	85,714	86	188,485	-	188,571
Issuance of shares for restricted stock grants	3,799	3	(3)	-	-
Net loss	-	-	-	(568,230)	(568,230)
BALANCE, September 30, 2019	15,881,142	$15,881	$128,260,153	$(117,041,299)	$11,234,735

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Nine months ended September 30, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, January 1, 2020	16,041,650	$16,042	$128,668,583	$(116,935,112)	$11,749,513

Stock-based compensation expense	-	-	286,909	-	286,909
Issuance of common stock, net of costs	1,769,230	1,769	10,567,698	-	10,569,467
Exercise of stock options, net of cashless exercise of 93,570 shares	674,171	674	167,934	-	168,608
Exercise of warrants	50,750	51	111,599	-	111,650
Issuance of shares for restricted stock grants	20,279	20	(20)	-	-
Settlement of executive bonuses with issuance of restricted stock units	14,993	15	84,696	-	84,711
Shares forfeited in exchange for withholding taxes	(180,844)	(181)	(1,475,750)	-	(1,475,931)
Net loss	-	-	-	(701,259)	(701,259)
BALANCE, September 30, 2020	18,390,229	$18,390	$138,411,649	$(117,636,371)	$20,793,668

	Nine months ended September 30, 2019
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, January 1, 2019	15,638,765	$15,639	$127,290,467	$(114,386,401)	$12,919,705

Stock-based compensation expense	-	-	513,824	-	513,824
Exercise of stock options, net of cashless exercise of 21,864 shares	58,008	58	63,192	-	63,250
Exercise of warrants	178,570	179	392,675	-	392,854
Issuance of shares for restricted stock grants	5,799	5	(5)	-	-
Net loss	-	-	-	(2,654,898)	(2,654,898)
BALANCE, September 30, 2019	15,881,142	$15,881	$128,260,153	$(117,041,299)	$11,234,735

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(701,259)	$(2,654,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	127,143	176,034
Stock-based compensation expense	286,909	513,824
Provision for doubtful accounts	-	23,305
Changes in assets and liabilities:
(Increase) in accounts receivable	(64,228)	(424,338)
(Increase) in other current assets	(192,103)	(181,406)
Decrease in other assets	-	1,964
Increase in accounts payable and accrued expenses	361,395	490,696
(Decrease) in deferred revenue	(128,779)	(34,868)
Net cash used in operating activities	(310,922)	(2,089,687)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of software license	(400,000)	-
Capital expenditures	(36,520)	(16,539)
Collection of note receivable	29,017	31,432
Net cash (used in) provided by investing activities	(407,503)	14,893

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	10,569,467	-
Loan proceeds on unsecured promissory note	806,100	-
Net proceeds from issuance of common stock from exercise of stock options	168,608	63,250
Proceeds from issuance of common stock from exercise of warrants	111,650	392,854
Withholding taxes paid on exercise of stock options and vesting of restricted stock units	(1,475,931)	-
Net cash provided by financing activities	10,179,894	456,104

Net increase (decrease) in cash	9,461,469	(1,618,690)

CASH, beginning of period	3,350,853	4,376,017

CASH, end of period	$12,812,322	$2,757,327

Supplemental disclosure of noncash investing and financing activities:
Settlement of executive bonuses with restricted stock units	$84,710	$-

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss), interest and other income, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income, impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

A reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$32,412	$(568,230)	$(701,259)	$(2,654,898)
Reconciling items:
Interest and other income	(6,993)	(12,294)	(18,186)	(64,378)
Depreciation and amortization	46,387	52,542	127,143	176,034
Stock-based compensation expense	97,157	71,043	286,909	513,824
Adjusted EBITDA	$168,963	$(456,939)	$(305,393)	$(2,029,418)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck Nasdaq: IDN

Intellicheck (Nasdaq: IDN) is a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identification authentication and age verification. We make it possible for our clients to increase revenues, improve customer service, and increase operational efficiencies. The company is focused on partnering with banks, credit card issuers and retailers to prevent fraud. Intellicheck also serves law enforcement agencies, national defense clients and diverse state and federal government agencies. For more information on Intellicheck, visit http://www.intellicheck.com/ and follow Intellicheck on Twitter, Facebook, LinkedIn and YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.